As filed with the Securities and Exchange Commission on November 16, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14817 Oak Lane Miami Lakes, Florida 33016	27-0162450
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

BankUnited, Inc. 2014 Omnibus Equity Incentive Plan

(Full title of the plan)

Rajinder P. Singh

Chairman, President and Chief Executive Officer

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, Florida 33016

(305) 569-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brandon C. Price

Michael J. Schobel

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York NY 10019

Telephone: (212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum Aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	2,200,000 shares	$43.24	$95,128,000	$8,818.37

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock that become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)	Determined on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on November 11, 2021 in accordance with Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed by BankUnited, Inc. (the “Corporation”) to register 2,200,000 shares of the Corporation’s common stock to be offered and sold under the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the “Plan”). These shares are in addition to the shares previously registered on the Corporation’s Registration Statement on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014 (Registration No. 333-197808) (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Corporation hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such contents to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this registration statement:

(a)	The Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021;

(b)	The Corporation’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 5, 2021, August 3, 2021 and November 2, 2021, respectively;

(c)	The Corporation’s Current Reports on Form 8-K filed with the SEC on January 21, 2021 (excluding Items 2.02, 9.01 and the exhibits thereto), March 5, 2021, May 26, 2021, July 22, 2021 (excluding Items 2.02, 9.01 and the exhibits thereto), October 21, 2021 (Film No.: 211335630) (only Item 8.01 therein), and October 21, 2021 (Film No.: 211337013);

(d)	The portions of the Corporation’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2021 that are incorporated by reference into Part III of the Corporation’s Form 10-K referred to in (a) above; and

(e)	The description of the Corporation’s Common Stock contained in the registration statement on Form 8-A (File No. 001-35039) filed with the SEC on January 18, 2011 to register such securities under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Any statement contained in this registration statement or a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information furnished under Items 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference in this Registration Statement.

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of the Corporation, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K filed on March 1, 2018
4.2	Amended and Restated Bylaws of the Corporation, incorporated herein by reference to Exhibit 3.1 to the Corporation’s Current Report on Form 8-K filed on August 15, 2016
4.3	BankUnited, Inc. 2014 Omnibus Equity Incentive Plan, as amended, incorporated herein by reference to Appendix A of the Corporation’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2020
4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Corporation’s Registration Statement on Form S-1, filed with the SEC on January 18, 2011)
5.1	Opinion of Wachtell, Lipton, Rosen & Katz*
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)*
23.2	Consent of KPMG LLP.*
24.1	Power of Attorney (included on the signature page hereto)*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on this 16th day of November, 2021.

BANKUNITED, INC.

By:	/s/ Leslie N. Lunak
Name: Leslie N. Lunak
Title: Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Rajinder P. Singh and Leslie N. Lunak and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-8, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rajinder P. Singh	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 16, 2021
Rajinder P. Singh

/s/ Leslie N. Lunak	Chief Financial Officer	November 16, 2021
Leslie N. Lunak	(Principal Financial Officer and Accounting Officer)

/s/ Tere Blanca	Director	November 16, 2021
Tere Blanca

/s/ John N. DiGiacomo	Director	November 16, 2021
John N. DiGiacomo

/s/ Michael J. Dowling	Director	November 16, 2021
Michael J. Dowling

/s/ Douglas J. Pauls	Director	November 16, 2021
Douglas J. Pauls

/s/ A. Gail Prudenti	Director	November 16, 2021
A. Gail Prudenti

/s/ William S. Rubenstein	Director	November 16, 2021
William S. Rubenstein

/s/ Sanjiv Sobti	Director	November 16, 2021
Sanjiv Sobti

/s/ Lynne Wines	Director	November 16, 2021
Lynne Wines